June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024 (February 29, 2024)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Board of Directors (the “Board”) of ArcBest Corporation, a Delaware corporation (the “Company”), has recently approved the Company’s Third Amended and Restated Certificate of Incorporation (as amended and restated, the “New Charter”) that is subject to stockholder approval at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

The Company’s Second Amended and Restated Certificate of Incorporation (the “Current Charter”) contains a provision that requires the affirmative vote of the holders of not less than 66-2/3% of the Company’s outstanding voting stock to approve of any (i) merger or consolidation of the Company with or into any other corporation; (ii) sale, lease, exchange or other disposition of all, or substantially all, of the assets of the Company to or with any other corporation, person or other entity; (iii) dissolution of the Company; or (iv) amendment of the Current Charter (collectively, the “Supermajority Voting Requirements”). If the New Charter is approved by stockholders, then the Current Charter would be amended to eliminate the Supermajority Voting Requirements, and such matters, except in accordance with applicable law, would require approval by a majority of the outstanding voting stock of the Company. The Company has made recommendations regarding the New Charter in its preliminary proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2024 in connection with the Annual Meeting.

Additionally, on February 29, 2024, the Board approved and adopted the Eighth Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective immediately. The Bylaws were amended to: (i) adopt a majority of votes cast standard for uncontested director elections (while retaining a plurality standard in contested elections); (ii) clarify the director resignation policy in uncontested elections; (iii) lower the voting requirement to amend the Bylaws at any annual or special meeting of the stockholders from 75% to a majority of the shares of stock issued and outstanding and entitled to vote thereat; and (iv) make various technical and other changes to conform to the foregoing and applicable law.

The complete text of the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Important Additional Information

The Company, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and proxy card with the SEC in connection with any solicitation of proxies from the Company’s stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2023 Annual Meeting of Stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Supplemental information regarding their holdings of the Company’s securities can be found in the SEC filings on Form 3 and Form 4. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials that the Company anticipates filing with the SEC in connection with the Annual Meeting. Stockholders will be able to obtain the definitive proxy statement and other documents filed by the Company with the SEC, when they become available, at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://arcb.com/investor-relations/list-sec-filings.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Eighth Amended and Restated Bylaws of ArcBest Corporation, dated as of February 29, 2024.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	March 4, 2024	/s/ J. Matthew Beasley
J. Matthew Beasley
Chief Financial Officer